Exhibit 5.16
Richard D. Tifft, III
Norwest Corporation
Consent of Qualified Person

TO:	British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
Manitoba Securities Commission
Ontario Securities Commission
Autorité des Marchés Financiers du Québec
New Brunswick Securities Commission
Nova Scotia Securities Commission
Securities Office, Prince Edward Island
Securities Commission of Newfoundland and Labrador
Yukon Registrar of Securities
United States Securities and Exchange Commission
I, Richard D. Tifft, III, do hereby confirm that:
1.	on October 21, 2009, I consented to the filing, with the Canadian Securities Commissions listed above, of the technical report entitled “Technical Report: Coal Geology, Resources and Reserves Ovoot Tolgoi: A Production Property — Omnogovi Aimag, Mongolia” dated October 21, 2009 (the “Technical Report”) prepared for SouthGobi Energy Resources Ltd., in respect of its activities at its Ovoot Tolgoi Project in Mongolia;

2.	on March 31, 2010, Ivanhoe Mines Ltd. (“Ivanhoe”) filed, with the Canadian Securities Commissions listed above, an Annual Information Form for the year-ended December 31, 2009, dated May 31, 2010 (the “AIF”) which contained extracts from and references to the Technical Report (such extracts and references, together with the Technical Report, the “Technical Data”); and

3.	I have read the Short Form Prospectus of Ivanhoe (the “Prospectus”) and the U.S. Registration Statement on Form F-10 (the “Registration Statement”, such Registration Statement together with the Prospectus, the “Disclosure Documents”), each relating to a rights offering and dated December 16, 2010.
I do hereby consent to the use of my name in the AIF and in the Disclosure Documents and to the incorporation by reference of the AIF into the Disclosure Documents and confirm that: (i) the information from the AIF included in the Disclosure Documents which is derived from the Technical Data fairly and accurately represents the information in the Technical Data that supports such disclosure; and (ii) I am not aware of any misrepresentations in the information contained in the Disclosure Documents from the AIF as a result of the services I performed for Ivanhoe in connection with the Technical Data.
Dated this 16th day of December, 2010.

“signed Richard D. Tifft”

Signature of Qualified Person

Richard D. Tifft

Printed Name of Qualified Person